UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2015

COLONY CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34456	27-0419483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Broadway, 6th Floor Santa Monica, CA		90404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 282-8820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2015, Colony Capital, Inc. (“Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Colony Capital Operating Company, LLC (the “Operating Partnership”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to offer and sell 10,000,000 shares of its 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”). The Series C Preferred Stock was offered to the public at a price of $25.00 per share, and was offered to the Underwriters at a price of $24.2125 per share. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Series C Preferred Stock to cover overallotments, which option was exercised in full on April 10, 2015. The Company estimates that the net proceeds from the Series C Preferred Stock offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $278 million.

The Company intends to use the proceeds from the offering to repay amounts outstanding under its secured revolving credit facility. These proceeds may be redeployed to acquire its target assets in a manner consistent with its investment strategies and investment guidelines, to fund commitments to private equity funds and vehicles it sponsors and for working capital and general corporate purposes.

The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Act. The closing of the Series C Preferred Stock offering is subject to customary closing conditions pursuant to the terms of the Underwriting Agreement.

The Underwriters and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates and may therefore have an interest in the successful completion of this offering beyond the underwriting discounts and commissions they will receive in connection with the offering. Certain affiliates of the Underwriters are lenders under the Company’s secured revolving credit facility and will receive their pro rata share of the net proceeds of the Series C Preferred Stock offering that are used to repay the secured revolving credit facility.

To facilitate the offering of the Series C Preferred Stock, the Company executed Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of the Operating Partnership (the “Amendment”). The Amendment designated and authorized the issuance of 11,500,000 of the Partnership’s 7.125% Series C Preferred Partnership Units, with a liquidation preference of $25.00 per Series C Preferred Partnership Unit (the “Series C Preferred Units”), to the Company as the managing member of the Operating Partnership. The Series C Preferred Units have economic terms that are substantially similar to the Company’s Series C Preferred Stock.

The Series C Preferred Units will rank, with respect to rights to receive distributions and to participate in distributions or payments upon liquidation, dissolution or winding up of the Partnership, senior to the common units of limited partnership interest of the Company, on parity with other partnership units of the Partnership, the terms of which place them on parity with the Series C Preferred Units, and junior to all partnership units of the Partnership the terms of which specifically provide that such partnership units rank senior to the Series C Preferred Units.

A copy of the Underwriting Agreement and the Amendment are attached to this report as Exhibit 1.1 and Exhibit 10.1, respectively, and incorporated herein by reference. The summary of the Underwriting Agreement and the Amendment set forth above is qualified in its entirety by reference to Exhibit 1.1 and Exhibit 10.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company has filed Articles Supplementary classifying 11,500,000 shares of the Company’s authorized preferred stock as Series C Preferred Stock with the Maryland State Department of Assessments and Taxation (the “Articles Supplementary”). The Articles Supplementary became effective on April 13, 2015. A description of the material terms of the Series C Preferred Stock, as contained within the Articles Supplementary, is set forth below:

Issuer:	Colony Capital, Inc.

Security:	7.125% Series C Cumulative Redeemable Perpetual Preferred Stock

No Maturity:	Perpetual (unless repurchased or redeemed by the Issuer on or after April 13, 2020 or pursuant to its special optional redemption right, or converted by a holder in connection with a Change of Control (defined below))

Liquidation Preference:	$25.00 per share, plus accrued and unpaid dividends

Dividend Rate:	Holders of Series C Preferred Stock will be entitled to receive cumulative cash dividends on the Series C Preferred Stock at the rate of 7.125% per annum of the $25.00 per share liquidation preference, which is equivalent to $1.78125 per annum per share.

Dividend Payment Dates:	Dividends on the Series C Preferred Stock will be payable quarterly in arrears on or about the 15th day of each January, April, July and October. The first dividend on the Series C Preferred Stock sold in this offering will be paid on July 15, 2015 and will be in the amount of $0.4552 per share.

Optional Redemption:	Except in instances relating to preservation of our qualification as a REIT or pursuant to our special optional redemption right discussed below, our Series C Preferred Stock is not redeemable prior to April 13, 2020. On and after April 13, 2020, we may, at our option, redeem our Series C Preferred Stock, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption:	Upon the occurrence of a Change of Control (as defined below), we will have the option to redeem our Series C Preferred Stock, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. To the extent that we exercise our special optional redemption right relating to the Series C Preferred Stock, the holders of Series C Preferred Stock will not be permitted to exercise the conversion right described below in respect of their shares called for redemption.

Change of Control:

A “Change of Control” is when, after the original issuance of the Series C Preferred Shares, the following have occurred and are continuing:

•   the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our capital stock entitling that person to exercise more than 50% of the total voting power of all shares of our capital stock entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•    following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such common securities) listed on the NYSE, the NYSE Amex or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights:	Upon the occurrence of a Change of Control (as defined above), holders will have the right (unless we have elected to exercise our special optional redemption right to redeem their Series C Preferred Stock) to convert some or all of such holder’s Series C Preferred Stock into a number of shares of our Class A common stock, par value $0.01 per share, equal to the lesser of (A) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Preferred Stock dividend payment and prior to the corresponding Series C Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and (B) 1.9231 (i.e., the Share Cap), subject, in each case, to certain adjustments and provisions for the receipt of alternative consideration of equivalent value as described in the prospectus supplement.

If we have provided a redemption notice with respect to some or all of the Series C Preferred Stock, holders of any Series C Preferred Stock that we have called for redemption will not be permitted to exercise their Change of Control Conversion Right in respect of any of their shares of Series C Preferred Stock that have been called for redemption, and any Series C Preferred Stock subsequently called for redemption that has been tendered for conversion will be redeemed on the applicable date of redemption instead of converted on the Change of Control Conversion Date.

The summary set forth above is qualified in its entirety by reference to the copy of the Articles Supplementary included as an exhibit to the Company’s Registration Statement on Form 8-A filed with the U.S. Securities and Exchange Commission on April 13, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated April 8, 2015, by and among the Company, Colony Capital Operating Company, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several Underwriters listed therein

3.1	Articles Supplementary designating Colony Capital, Inc.’s 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-A filed on April 13, 2015)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series C Preferred Stock

10.1	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC, dated April 13, 2015

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015	COLONY CAPITAL, INC.

	By:	/s/ Ronald M. Sanders
Ronald M. Sanders
Executive Director, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated April 8, 2015, by and among the Company, Colony Capital Operating Company, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, RBC Capital Markets, LLC and UBS Securities LLC, as representatives of the several Underwriters listed therein

3.1	Articles Supplementary designating Colony Capital, Inc.’s 7.125% Series C Cumulative Redeemable Perpetual Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (incorporated by reference to Exhibit 3.4 to the Company’s Form 8-A filed on April 13, 2015)

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Series C Preferred Stock

10.1	Amendment No. 1 to Second Amended and Restated Limited Liability Company Agreement of Colony Capital Operating Company, LLC, dated April 13, 2015

12.1	Computation of Ratios of Earnings to Fixed Charges and Preferred Dividends

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)